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                                                                    EXHIBIT 99.6

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

Board of Directors
Western Atlas Inc.
10205 Westheimer Road
Houston, Texas 77042

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Western Atlas Inc. ("Western Atlas") as Appendix C to the Joint Proxy Statement/Prospectus of Western Atlas and Baker Hughes Incorporated ("Baker Hughes") relating to the proposed merger transaction involving Western Atlas and Baker Hughes. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                  By: /s/ Credit Suisse First Boston Corporation
                                      ------------------------------------------
                                          CREDIT SUISSE FIRST BOSTON CORPORATION



New York, New York
June 30, 1998